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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of FARO Technologies, Inc.
Jacksonville, Florida

We consent to the use in this Amendment No. 3 to the Registration Statement (Registration No. 333-32983) relating to 3,220,000 shares of Common Stock of FARO Technologies, Inc. on Form S-1 of our report dated February 24, 1997 (September 10, 1997 as to Note 11), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.





Deloitte & Touche LLP
Jacksonville, Florida
September 15, 1997